Exhibit 99.1

EVERTEC REPORTS SECOND QUARTER 2016 RESULTS

INCREASES 2016 GUIDANCE RANGE

SAN JUAN, PUERTO RICO – July 28, 2016 – EVERTEC, Inc. (NYSE: EVTC) (“EVERTEC” or the “Company”) today announced results for the second quarter ended June 30, 2016.

Second Quarter 2016 Highlights

•	Revenue grew 5% to $97.7 million

•	GAAP Net Income was $20.2 million, or $0.27 per diluted share

•	Adjusted EBITDA increased 4% to $48.8 million

•	Adjusted diluted earnings per share increased 7% to $0.43

•	$21 million returned to shareholders through share repurchases and dividends

Six-Month Year-to-Date 2016 Highlights

•	Revenue grew 4% to $193.2 million

•	GAAP Net Income was $39.4 million, or $0.53 per diluted share

•	Adjusted EBITDA increased 2% to $94.9 million

•	Adjusted diluted earnings per share increased 10% to $0.84

•	$31 million returned to shareholders through share repurchases and dividends

Mac Schuessler, President and Chief Executive Officer, stated “We are pleased with our second quarter financial results that reflect the resiliency of our business model in challenging market conditions.”

Second Quarter 2016 Results

Revenue. Total revenue for the quarter ended June 30, 2016 was $97.7 million, an increase of 5% compared with $93.4 million in the prior year.

Merchant Acquiring net revenue was $23.3 million, an increase of 10% compared with $21.2 million in the prior year. Revenue growth in the quarter was driven by the FirstBank merchant business, partially offset by the shift of a merchant acquiring customer contract to a payment processing contract as well as other revenue mix shifts.

Payment Processing revenue was $28.2 million, an increase of 5% compared with $26.8 million in the prior year. Revenue growth in the quarter primarily reflected increases in transactions processed over the ATH® debit network and card processing volume, revenue related to the Processa acquisition and the reference revenue shift from merchant acquiring to payment processing. These increases were partially offset by a reduction related to the classification of FirstBank revenues in merchant acquiring in 2016 as well as revenue reductions related to government programs.

Business Solutions revenue was $46.2 million, an increase of 2% compared to $45.5 million in the prior year. Business Solutions revenue growth in the quarter reflects additional volumes in core banking and increased revenue from hardware sales, partially offset by a decrease in IT consulting and cash and item processing revenue.

Adjusted EBITDA. For the quarter ended June 30, 2016, Adjusted EBITDA was $48.8 million, an increase of 4% compared with $47.0 million in the prior year. Adjusted EBITDA margin (Adjusted EBITDA as a percentage of total revenues) decreased 30 basis points to 50.0% compared with 50.3% in the prior year. The decrease in Adjusted EBITDA margin was primarily driven by a change in revenue mix, increased business to business operating taxes, increased investment expense related to Latin America growth initiatives and corporate development.

Net Income. For the quarter ended June 30, 2016, GAAP Net Income was $20.2 million, or $0.27 per diluted share, compared with $19.6 million or $0.25 per diluted share in the prior year.

For the quarter ended June 30, 2016, Adjusted Net Income was $32.0 million, an increase of 4% compared with $30.9 million in the prior year. Adjusted Net Income per diluted share of $0.43 increased 7% as compared to $0.40 per diluted share in the prior year.

Share Repurchase

During the three months ended June 30, 2016, the Company repurchased 0.8 million shares of common stock at an average price of $15.83 per share for a total of $13.2 million. As of June 30, 2016, a total of $104.4 million remained available for future use under the Company’s share repurchase program.

2016 Outlook

The Company increased the current financial outlook for 2016 as follows:

•	Total consolidated revenue between $382 and $388 million representing growth of 2 to 4%

•	Adjusted diluted earnings per share guidance of $1.61 to $1.67 representing a growth range of 1 to 5% as compared to $1.59 in 2015

Capital expenditures continue to be expected in a range between $35 and $40 million.

Earnings Conference Call and Audio Webcast

The conference call can be accessed live over the phone by dialing (888) 338-7153 or for international callers by dialing (412) 317-5117. A replay will be available one hour after the end of the conference call and can be accessed by dialing (877) 344-7529 or (412) 317-0088 for international callers; the pin number is 10089345. The replay will be available through Thursday, August 4, 2016. The call will be webcast live from the Company’s website at www.evertecinc.com under the Investor Relations section or directly at http://ir.evertecinc.com. A supplemental slide presentation that accompanies this call and webcast can be found on the investor relations website at ir.evertecinc.com and will remain available after the call.

About EVERTEC

EVERTEC, Inc. (NYSE: EVTC) is a leading full-service transaction processing business in Latin America, providing a broad range of merchant acquiring, payment processing and business solutions services. The Company manages a system of electronic payment networks that process more than two billion transactions annually, and offers a comprehensive suite of services for core bank processing, cash processing and technology outsourcing. In addition, EVERTEC owns and operates the ATH® network, one of the leading personal identification number (“PIN”) debit networks in Latin America. Based in Puerto Rico, the Company operates in 18 Latin American countries and serves a diversified customer base of leading financial institutions, merchants, corporations and government agencies with “mission-critical” technology solutions. For more information, visit www.evertecinc.com.

About Non-GAAP Financial Measures

Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the company has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. For these reasons, management also uses these measures in part to assess its performance. In addition, the Company’s presentation of Adjusted EBITDA is consistent with the equivalent measurements contained in the Credit Agreement in testing EVERTEC Group’s compliance with covenants therein such as the senior secured leverage ratio. Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. Further, EVERTEC’s non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures, including footnotes describing the specific adjustments, are provided in the attached schedules and in the Investor Relations section of the EVERTEC web site, www.evertecinc.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “estimates,”

“will,” “should,” “plans” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. Among the factors that significantly impact our business and could impact our business in the future are: the effect of the Restatement of our previously issued financial results for the years ended December 31, 2014 and 2013 as described in Note 2 to the quarterly unaudited financial statements, and any claims, investigations or proceedings arising as a result; the effectiveness of our efforts to remediate the material weakness in our internal controls over financial reporting described in Item 4 of this Quarterly Report and our ability to maintain effective internal controls and procedures in the future; our reliance on our relationship with Popular, Inc. (“Popular”) for a significant portion of our revenues and with Banco Popular de Puerto Rico (“Banco Popular”), Popular’s principal banking subsidiary, to grow our merchant acquiring business; for as long as we are deemed to be controlled by Popular, we will be subject to supervision and examination by U.S. federal banking regulators, and our activities will be limited to those permissible for Popular. Furthermore, as a technology service provider to regulated financial institutions, we are subject to additional regulatory oversight and examination. As a regulated institution, we most likely will be required to obtain regulatory approval before engaging in certain new activities or businesses, whether organically or by acquisition; our ability to renew our client contracts on terms favorable to us; our dependence on our processing systems, technology infrastructure, security systems and fraudulent payment detection systems, as well as on our personnel and certain third parties with whom we do business, and the risks to our business if our systems are hacked or otherwise compromised; our ability to develop, install and adopt new software, technology and computing systems; a decreased client base due to consolidations and failures in the financial services industry; the credit risk of our merchant clients, for which we may also be liable; the continuing market position of the ATH network; a reduction in consumer confidence, whether as a result of a global economic downturn or otherwise, which leads to a decrease in consumer spending; our dependence on credit card associations, including any adverse changes in credit card association or network rules or fees; changes in the regulatory environment and changes in international, legal, political, administrative or economic conditions; the geographical concentration of our business in Puerto Rico, including our business with the government of Puerto Rico and its instrumentalities, which are facing severe fiscal challenges and fiscal and regulatory oversight uncertainties; our exposure to climate risks in Puerto Rico; additional adverse changes in the general economic conditions in Puerto Rico, including the continued migration of Puerto Ricans to the U.S. mainland, which could negatively affect our customer base, general consumer spending, our cost of operations and our ability to hire and retain qualified employees; operating an international business in multiple regions with potential political and economic instability, including Latin America; our ability to execute our geographic expansion and acquisition strategies; our ability to protect our intellectual property rights against infringement and to defend ourselves against claims of infringement brought by third parties; our ability to recruit and retain the qualified personnel necessary to operate our business; our ability to comply with U.S. federal, state, local and foreign regulatory requirements; evolving industry standards and adverse changes in global economic, political and other conditions; our high level of indebtedness and restrictions contained in our debt agreements, including the senior secured credit facilities, as well as debt that could be incurred in the future; our ability to prevent a cybersecurity attack or breach in our information security; our ability to generate sufficient cash to service our indebtedness and to generate future profits; our ability to refinance our debt; and the risk that the counterparty to our interest rate swap agreement fails to satisfy its obligations under the agreement. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. The Company does not undertake, and specifically disclaims any obligation, to update any of the “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by the federal securities laws. Investors should refer to the Company’s Form 10-K for the year ended December 31, 2015 (the “2015 Form 10-K”) for a discussion of factors that could cause events to differ from those suggested by the forward-looking statements, including factors set forth in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

Investor Contact

Kay Sharpton

(787) 773-5442

IR@evertecinc.com

EVERTEC, Inc.

Schedule 1: Unaudited Consolidated Condensed Statements of Income and Comprehensive Income

	Quarter ended June 30,		Six-month period ended June 30,
(Dollar amounts in thousands, except per share data)	2016	2015	2016	2015
		(As restated)		(As restated)
Revenues
Merchant Acquiring, net	$23,277	$21,165	$46,167	$41,256
Payment Processing	28,157	26,759	55,132	53,136
Business Solutions	46,238	45,481	91,852	90,510

Total revenues	97,672	93,405	193,151	184,902

Operating costs and expenses
Cost of revenues, exclusive of depreciation and amortization shown below	41,966	41,004	85,374	80,954
Selling, general and administrative expenses	12,573	8,948	23,408	16,651
Depreciation and amortization	14,941	16,006	29,611	32,834

Total operating costs and expenses	69,480	65,958	138,393	130,439

Income from operations	28,192	27,447	54,758	54,463

Non-operating income (expenses)
Interest income	92	127	179	231
Interest expense	(6,138)	(6,210)	(12,016)	(12,411)
(Losses) earnings of equity method investment	29	84	(101)	199
Other income	860	764	1,258	1,049

Total non-operating expenses	(5,157)	(5,235)	(10,680)	(10,932)

Income before income taxes	23,035	22,212	44,078	43,531
Income tax expense	2,801	2,645	4,677	5,420

Net income	20,234	19,567	39,401	38,111
Less: Net (loss) income attributable to non-controlling interest	(1)	—	18	—

Net income attributable to EVERTEC, Inc.‘s common stockholders’	20,235	19,567	39,383	38,111
Other comprehensive loss, net of tax
Foreign currency translation adjustments	(2,047)	(87)	(1,579)	802
Loss on cash flow hedge	(1,475)	—	(4,547)	—

Total comprehensive income	$16,712	$19,480	$33,275	$38,913

Net income per common share:
Basic	$0.27	$0.25	$0.53	$0.49
Diluted	$0.27	$0.25	$0.53	$0.49
Shares used in computing net income per common share:
Basic	74,706,042	77,457,322	74,826,946	77,631,339
Diluted	75,019,485	77,697,861	74,958,126	77,780,202

EVERTEC, Inc.

Schedule 2: Unaudited Consolidated Condensed Balance Sheets

(Dollar amounts in thousands)	June 30, 2016	December 31, 2015
Assets
Current Assets:
Cash	$35,728	$28,747
Restricted cash	7,601	11,818
Accounts receivable, net	72,164	73,715
Deferred tax asset	—	1,685
Prepaid expenses and other assets	21,976	18,758

Total current assets	137,469	134,723
Investment in equity investee	12,193	12,264
Property and equipment, net	35,358	34,128
Goodwill	372,001	368,133
Other intangible assets, net	302,356	312,059
Long-term deferred tax asset	531	—
Other long-term assets	4,544	2,347

Total assets	$864,452	$863,654

Liabilities and stockholders’ equity
Current Liabilities:
Accrued liabilities	$34,365	$37,308
Accounts payable	18,122	21,216
Unearned income	3,703	2,877
Income tax payable	2,903	1,350
Current portion of long-term debt	26,500	22,750
Short-term borrowings	20,000	17,000

Total current liabilities	105,593	102,501
Long-term debt	604,676	619,297
Long-term deferred tax liability, net	17,415	20,614
Unearned income—Long-term	12,690	10,939
Other long-term liabilities	16,632	12,089

Total liabilities	757,006	765,440

Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $0.01; 2,000,000 shares authorized; none issued	—	—
Common stock, par value $0.01; 206,000,000 shares authorized; 74,027,206 shares issued and outstanding at June 30, 2016 (December 31, 2015 - 74,988,210)	741	750
Additional paid-in capital	—	9,718
Accumulated earnings	116,986	95,328
Accumulated other comprehensive loss, net of tax	(13,708)	(7,582)

Total EVERTEC, Inc stockholders’ equity	104,019	98,214
Non-controlling interest	3,427	—

Total equity	107,446	98,214

Total liabilities and equity	$864,452	$863,654

EVERTEC, Inc.

Schedule 3: Unaudited Consolidated Condensed Statements of Cash Flows

	Six-month period ended June 30,
(Dollar amounts in thousands)	2016	2015
		(As restated)
Cash flows from operating activities
Net income	$39,401	$38,111
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,611	32,834
Amortization of debt issue costs and accretion of discount	1,939	1,621
Provision for doubtful accounts and sundry losses	858	622
Deferred tax benefit	(1,537)	(1,740)
Share-based compensation	3,403	2,191
Unrealized gain of indemnification assets	—	(12)
Loss on disposition of property and equipment and other intangibles	122	1
Losses (earnings) of equity method investment	101	(199)
Decrease (Increase) in assets:
Accounts receivable, net	2,776	1,998
Prepaid expenses and other assets	(2,972)	(1,691)
Other long-term assets	(1,826)	(50)
(Decrease) increase in liabilities:
Accounts payable and accrued liabilities	(6,793)	1,263
Income tax payable	1,553	(1,875)
Unearned income	2,578	1,580
Other long-term liabilities	210	2,027

Total adjustments	30,023	38,570

Net cash provided by operating activities	69,424	76,681

Cash flows from investing activities
Net decrease (increase) in restricted cash	4,217	(543)
Additions to software	(13,154)	(6,713)
Property and equipment acquired	(5,878)	(8,649)
Acquisitions, net of cash acquired	(5,947)	—
Proceeds from sales of property and equipment	40	11

Net cash used in investing activities	(20,722)	(15,894)

Cash flows from financing activities
Net increase (decrease) in short-term borrowings	3,000	(19,000)
Repayments of short-term borrowing for purchase of equipment	(778)	—
Dividends paid	(14,964)	(15,542)
Statutory minimum withholding taxes paid on share-based compensation	(290)	(31)
Credit amendment fees	(3,587)	—
Repurchase of common stock	(15,602)	(9,991)
Repayment of long-term debt	(9,500)	(9,500)

Net cash used in financing activities	(41,721)	(54,064)

Net increase in cash	6,981	6,723
Cash at beginning of the period	28,747	32,114

Cash at end of the period	$35,728	$38,837

EVERTEC, Inc.

Schedule 4: Unaudited Income from Operations by Segment

	Quarter ended June 30,		Six-month period ended June 30,
(Dollar amounts in thousands)	2016	2015	2016	2015
Segment income from operations
Merchant Acquiring	$8,786	$9,626	$17,212	$18,901
Payment Processing	14,276	14,515	26,690	28,058
Business Solutions	15,126	13,288	28,369	27,356

Total segment income from operations	38,188	37,429	72,271	74,315
Merger related depreciation and amortization and other unallocated expenses (1)	(9,996)	(9,982)	(17,513)	(19,852)

Income from operations	$28,192	$27,447	$54,758	$54,463

(1)	Primarily represents non-operating depreciation and amortization expenses generated as a result of the Merger and certain non-recurring fees and expenses.

EVERTEC, Inc.

Schedule 5: Reconciliation of GAAP to Non-GAAP Operating Results

	Quarter ended June 30,		Six-month period ended June 30,
(Dollar amounts in thousands, except per share data)	2016	2015	2016	2015
Net income	$20,234	$19,567	$39,401	$38,111
Income tax expense (benefit)	2,801	2,645	4,677	5,420
Interest expense, net	6,046	6,083	11,837	12,180
Depreciation and amortization	14,941	16,006	29,611	32,834

EBITDA	44,022	44,301	85,526	88,545
Software maintenance reimbursement and other costs(1)	149	455	461	929
Equity (income) loss(2)	(29)	(9)	101	(199)
Compensation and benefits (3)	2,349	1,831	6,030	2,664
Transaction, refinancing and other non-recurring fees (4)	611	411	970	732
Purchase accounting (5)	—	(9)	—	(12)
Restatement related expenses (6)	1,737	—	1,796	—

Adjusted EBITDA	48,839	46,980	94,884	92,659
Operating depreciation and amortization (7)	(7,081)	(6,638)	(14,087)	(14,099)
Cash interest expense, net (8)	(5,264)	(5,309)	(10,301)	(10,642)
Income tax expense (9)	(4,438)	(4,171)	(7,470)	(8,452)
Non-controlling interest (10)	(69)	—	(88)	—

Adjusted Net Income	$31,987	$30,862	$62,938	$59,466

Net income per common share (GAAP):
Basic	$0.27	$0.25	$0.53	$0.49
Diluted	$0.27	$0.25	$0.53	$0.49
Adjusted net income per common share (Non-GAAP):
Basic	$0.43	$0.40	$0.84	$0.77
Diluted	$0.43	$0.40	$0.84	$0.76
Shares used in computing adjusted net income per common share:
Basic	74,706,042	77,457,322	74,826,946	77,631,339
Diluted	75,019,485	77,697,861	74,958,126	77,780,202

1)	Predominantly represents reimbursements received for certain software maintenance expenses as part of the Merger.
2)	Represents the elimination of non-cash equity earnings from our 19.99% equity investment in CONTADO, net of cash dividends received.
3)	Primarily represents share-based compensation expense of $1.9 million and $1.5 million for the quarters ended June 30, 2016 and 2015 and severance payments of $0.4 million and $0.2 million for the quarters ended June 30, 2016 and 2015 and share-based compensation expense of $3.5 million and $2.3 million for the six-month period ended June 30, 2016 and 2015 and severance payments of $2.5 million and $0.2 million for the six month period ended June 30, 2016 and 2015.
4)	Represents fees and expenses associated with corporate transactions as defined in the Credit Agreement.
5)	Represents the elimination of the effects of purchase accounting in connection with certain customer service and software-related arrangements whereby EVERTEC receives reimbursements from Popular.
6)	Represents consulting, audit and legal expenses incurred as part of the restatement.
7)	Represents operating depreciation and amortization expense, which excludes amounts generated as a result of the Merger.
8)	Represents interest expense, less interest income, as they appear on our consolidated statements of income and comprehensive income, adjusted to exclude non-cash amortization of the debt issue costs, premium and accretion of discount.
9)	Represents income tax expense calculated on adjusted pre-tax income using GAAP tax rate.
10)	Represents the 35% non-controlling equity interest in Processa, net of amortization for intangibles created as part of the purchase.

EVERTEC, Inc.

Schedule 6: Reconciliation of Adjusted Net Income to GAAP Net Income

	Quarter ended June 30,
(Dollar amounts in thousands, except per share data)	2016				2015
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Revenues	$97,672			$97,672	$93,405			$93,405
Operating costs and expenses
Cost of revenues, exclusive of depreciation and amortization shown below	41,966	(990	)(1),(3)	40,976	41,004	(1,178	)(1),(3)	39,826
Selling, general and administrative expenses	12,573	(3,856	)(3),(4),(5),(6)	8,717	8,948	(1,510	)(3),(4),(5)	7,438
Depreciation and amortization	14,941	(7,860	)(7)	7,081	16,006	(9,368	)(7)	6,638

Total operating costs and expenses	69,480			56,774	65,958			53,902

Income from operations	28,192			40,898	27,447			39,503

Non-operating income (expenses)
Interest income	92	(92	)(8)	—	127	(127	)(8)	—
Interest expense	(6,138)	874	(8)	(5,264)	(6,210)	901	(8)	(5,309)
Earnings of equity method investment	29	(29	)(2)	—	84	(9	)(2)	75
Other income	860			860	764			764

Total non-operating expenses	(5,157)			(4,404)	(5,235)			(4,470)

Income before income taxes	23,035			36,494	22,212			35,033
Income tax expense	2,801	1,637	(9)	4,438	2,645	1,526	(9)	4,171

Net income	20,234			32,056	19,567			30,862
Less: Net income attributable to non-controlling interest	(1)	70	(10)	69	—			—

Net income attributable to EVERTEC, Inc.‘s common stockholders’	$20,235			$31,987	$19,567			$30,862

Net income per common share:
Basic	$0.27			$0.43	$0.25			$0.40
Diluted	$0.27			$0.43	$0.25			$0.40
Shares used in computing net income per common share:
Basic	74,706,042				77,457,322
Diluted	75,019,485				77,697,861

	Six-month period ended June 30,
(Dollar amounts in thousands, except per share data)	2016				2015
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Revenues
Total revenues	$193,151			$193,151	$184,902			$184,902

Operating costs and expenses
Cost of revenues, exclusive of depreciation and amortization shown below	85,374	(3,366	)(1),(3)	82,008	80,954	(2,002	)(1),(3)	78,952
Selling, general and administrative expenses	23,408	(5,891	)(3),(4),(5),(6)	17,517	16,651	(2,311	)(3),(4),(5)	14,340
Depreciation and amortization	29,611	(15,524	)(7)	14,087	32,834	(18,735	)(7)	14,099

Total operating costs and expenses	138,393			113,612	130,439			107,391

Income from operations	54,758			79,539	54,463			77,511

Non-operating income (expenses)
Interest income	179	(179	)(8)	—	231	(231	)(8)	—
Interest expense	(12,016)	1,715	(8)	(10,301)	(12,411)	1,769	(8)	(10,642)
Earnings of equity method investment	(101)	101	(2)	—	199	(199	)(2)	—
Other income	1,258			1,258	1,049			1,049

Total non-operating expenses	(10,680)			(9,043)	(10,932)			(9,593)

Income before income taxes	44,078			70,496	43,531			67,918
Income tax expense	4,677	2,793	(9)	7,470	5,420	3,032	(9)	8,452

Net income	39,401			63,026	38,111			59,466
Less: Net income attributable to non-controlling interest	18	70	(10)	88	—			—

Net income attributable to EVERTEC, Inc.‘s common stockholders’	$39,383			$62,938	$38,111			$59,466

Net income per common share:
Basic	$0.53			$0.84	$0.49			$0.77
Diluted	$0.53			$0.84	$0.49			$0.76
Shares used in computing net income per common share:
Basic	74,826,946				77,631,339
Diluted	74,958,126				77,780,202

1)	Predominantly represents reimbursements received for certain software maintenance expenses as part of the Merger.
2)	Represents the elimination of non-cash equity earnings from our 19.99% equity investment in CONTADO, net of cash dividends received.
3)	Primarily represents non-cash equity based compensation expense of $1.9 million and $1.5 million for the quarters ended June 30, 2016 and 2015 and severance payments of $0.4 million and $0.2 million for the quarters ended June 30, 2016 and 2015 and non-cash equity based compensation expense of $3.5 million and $2.3 million for the six-month period ended June 30, 2016 and 2015 and severance payments of $2.5 million and $0.2 million for the six month period ended June 30, 2016 and 2015
4)	Represents fees and expenses associated with corporate transactions as defined in the Credit Agreement.
5)	Represents the elimination of the effects of purchase accounting in connection with certain customer service and software-related arrangements whereby EVERTEC receives reimbursements from Popular.
6)	Represents consulting, audit and legal expenses incurred as part of the restatement.
7)	Represents operating depreciation and amortization expense, which excludes amounts generated as a result of the Merger.
8)	Represents interest expense, less interest income, as they appear on our consolidated statements of income and comprehensive income, adjusted to exclude non-cash amortization of the debt issue costs, premium and accretion of discount.
9)	Represents income tax expense calculated on adjusted pre-tax income using GAAP tax rate.
10)	Represents the 35% non-controlling equity interest in Processa, net of amortization for intangibles created as part of the purchase.

EVERTEC, Inc.

Schedule 7: Reconciliation of new measure for Adjusted Net Income and Adjusted EPS

(in thousands, except per share data)	Quarter ended				Year ended
	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	December 31, 2015
Net income, as restated	$18,544	$19,567	$25,336	$21,930	$85,377
Income tax expense (benefit)	2,775	2,645	(9,347)	592	(3,335)
Interest expense, net	6,097	6,083	5,863	5,728	23,771
Depreciation and amortization	16,828	16,006	16,934	15,206	64,974

EBITDA	44,244	44,301	38,786	43,456	170,787
Software maintenance reimbursement and other costs(1)	474	455	479	494	1,902
Equity income (2)	(190)	(9)	3	49	(147)
Compensation and benefits (3)	833	1,831	7,271	2,302	12,237
Transaction, refinancing and other non-recurring fees (4)	321	411	260	324	1,316
Purchase accounting (5)	(3)	(9)	94	—	82

Adjusted EBITDA	45,679	46,980	46,893	46,625	186,177
Operating depreciation and amortization (6)	(7,461)	(6,638)	(7,568)	(7,634)	(29,301)
Cash interest expense, net (7)	(5,333)	(5,310)	(5,081)	(4,941)	(20,665)
Income Tax expense (8)	(4,281)	(4,171)	(3,867)	(892)	(13,211)

Adjusted Net income	$28,604	$30,861	$30,377	$33,158	$123,000

Applicable GAAP Tax Rate	13.0%	11.9%	12.2%	2.6%	9.7%
GAAP EPS - diluted	$0.24	$0.25	$0.33	$0.29	$1.11
Adjusted Non-GAAP EPS - diluted	$0.37	$0.40	$0.39	$0.43	$1.59

	Quarter ended				Year ended
	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	December 31, 2014
Net income, as restated	$16,978	$17,473	$18,855	$12,851	$66,157
Income tax expense (benefit)	2,400	2,395	1,159	2,947	8,901
Interest expense, net	6,525	6,422	6,279	6,218	25,444
Depreciation and amortization	16,614	16,390	16,453	16,531	65,988

EBITDA	42,517	42,680	42,746	38,547	166,490
Software maintenance reimbursement and other costs(1)	546	563	661	478	2,248
Equity income (2)	(321)	(15)	(239)	(240)	(815)
Compensation and benefits (3)	488	437	648	4,579	6,152
Transaction, refinancing and other non-recurring fees (4)	517	1,999	269	5,145	7,930
Purchase accounting (5)	179	(8)	284	(9)	446

Adjusted EBITDA	43,926	45,656	44,369	48,500	182,451
Operating depreciation and amortization (6)	(7,483)	(7,281)	(7,338)	(7,416)	(29,518)
Cash interest expense, net (7)	(5,755)	(5,654)	(5,501)	(5,441)	(22,351)
Income Tax expense (8)	(3,423)	(3,230)	(1,703)	(5,354)	(13,183)

Adjusted Net income	$27,265	$29,491	$29,827	$30,289	$117,399

Applicable GAAP Tax Rate	11.2%	9.9%	5.4%	15.0%	10.1%
GAAP EPS - diluted	$0.21	$0.22	$0.24	$0.16	$0.84
Adjusted Non-GAAP EPS - diluted	$0.34	$0.37	$0.38	$0.38	$1.49

1)	Predominantly represents reimbursements received for certain software maintenance expenses as part of the Merger.
2)	Represents the elimination of non-cash equity earnings from our 19.99% equity investment in CONTADO, net of cash dividends received.
3)	Represents share-based compensation expense of $5.3 million for the year ended December 31, 2015 and severance payments of $6.4 million for the year ended December 31, 2015. For 2014, primarily represents share-based compensation.
4)	Represents fees and expenses associated with corporate transactions as defined in the Credit Agreement.
5)	Represents the elimination of the effects of purchase accounting in connection with certain customer service and software-related arrangements whereby EVERTEC receives reimbursements from Popular.
6)	Represents operating depreciation and amortization expense, which excludes amounts generated as a result of the Merger.
7)	Represents interest expense, less interest income, as they appear on our consolidated statements of income and comprehensive income, adjusted to exclude non-cash amortization of the debt issue costs, premium and accretion of discount.
8)	Represents income tax expense calculated on adjusted pre-tax income using GAAP tax rate. Figures for the third quarter of 2015 and the year ended December 31, 2015 were adjusted to exclude the effect of tax benefit related to the reversal of the liability for uncertain tax position, as the underlying statue of limitations expired.